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As filed with the Securities and Exchange Commission on June 18, 2004

REGISTRATION NO. 333-111314

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	06-1047163 (I.R.S. Employer Identification No.)
Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142 (Address of Principal Executive Offices)

GENZYME CORPORATION 401(K) PLAN
(Full Title of the Plan)

PETER WIRTH
Genzyme Corporation
Genzyme Center
500 Kendall Street
Cambridge, Massachusetts 02142
(617) 252-7500
(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed for the purpose of updating Items 3 and 8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

        (a)   The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 15, 2004;

        (b)   The Genzyme Corporation 401(k) Plan (the "Plan") Annual Report on Form 11-K for the year ended December 31, 2002, filed on June 26, 2003;

        (c)   The Registrant's Quarterly Report on Form 10-Q filed on May 7, 2004;

        (d)   The Registrant's Current Reports on Form 8-K filed on February 27, 2004, April 8, 2004, May 28, 2004, and June 18, 2004;

        (e)   The portions of the Registrant's Proxy Statement on Schedule 14A filed on April 22, 2004, that are deemed "filed" with the SEC under the Securities Exchange Act of 1934; and

        (f)    The description of Genzyme common stock contained in the Registrant's Registration Statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, July 1, 2003, and May 28, 2004, including any further amendment or report filed hereafter for the purpose of updating such description.

        All documents filed after the date of this post-effective amendment by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Genzyme common stock offered hereunder have been sold or which deregisters all shares of Genzyme common stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Incorporated by reference to the original filing of this registration statement (the "Original Filing").

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        See Exhibit Index immediately following the signature page.

        The Registrant will submit or has submitted, the Plan, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

        Incorporated by reference to the Original Filing.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 27, 2004.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated on May 27, 2004:

Signature	Title
/s/ HENRI A. TERMEER* Henri A. Termeer	Principal Executive Officer and Director
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Principal Financial and Accounting Officer
/s/ CONSTANTINE E. ANAGNOSTOPOULOS* Constantine E. Anagnostopoulos	Director
/s/ DOUGLAS A. BERTHIAUME* Douglas A. Berthiaume	Director
/s/ HENRY E. BLAIR* Henry E. Blair	Director
Gail K. Boudreaux	Director
/s/ ROBERT J. CARPENTER* Robert J. Carpenter	Director
/s/ CHARLES L. COONEY* Charles L. Cooney	Director
/s/ VICTOR J. DZAU* Victor J. Dzau	Director
/s/ CONNIE MACK III* Connie Mack III	Director

*By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga, Attorney in Fact May 27, 2004

        Pursuant to the requirements of the Securities Act of 1933, the administrator of the Genzyme Corporation 401(k) Plan has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 27, 2004.

GENZYME CORPORATION 401(k) PLAN
By:	/s/ ZOLTAN CSIMMA Zoltan Csimma Member, Genzyme Benefits Plan Committee

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Restated Articles of Organization of Genzyme as filed with the Secretary of State of the Commonwealth of Massachusetts on May 28, 2004 (incorporated by reference to Exhibit 3.1 to Genzyme's Registration Statement on Form 8-A/A filed on May 28, 2004).
*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.2 to Genzyme's Form 10-Q for the quarter ended September 30, 1999.
*4.3
Fourth Amended and Restated Renewed Rights Agreement dated as of May 28, 2004, between Genzyme and American Stock Transfer & Trust Company as Rights Agent (incorporated by reference to Exhibit 4.1 to Genzyme's Registration Statement on Form 8-A/A filed on May 28, 2004).
*4.4
Securities Purchase Agreement, dated as of April 17, 2001, and amended on September 26, 2001, by and among Novazyme Pharmaceuticals, Inc. and several purchasers. Filed as Exhibit 4.2 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.
*4.5
Indenture, dated as of December 9, 2003, between Genzyme and U.S. Bank National Association, as Trustee, including the form of note. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on December 10, 2003.
*4.6	First Supplemental Indenture, dated as of May 28, 2004, to Indenture dated as of December 9, 2003. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on June 18, 2004.
*4.7	Registration Rights Agreement, dated December 9, 2003, by and between Genzyme Corporation and UBS Securities LLC. Filed as Exhibit 10.1 to Genzyme's Form 8-K filed on December 10, 2003.
*5	Opinion of Ropes & Gray LLP.
23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.
*23.2	Consent of Ropes & Gray LLP.
*24	Power of Attorney. Included on signature page of original filing of this registration statement.

*
Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX